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                                                                     Exhibit 21
List of Subsidiaries

                                                 Northway Financial, Inc.
                                             2004 Annual report on Form 10-K
                                             Subsidiaries of the Registrant

                                                                Jurisdiction of
Name of Significant Subsidiary             % Owned               Incorporation
------------------------------             -------               -------------

The Berlin City Bank                           100              New Hampshire
The Pemigewasset National Bank of
    Plymouth, New Hampshire                    100              United States
Northway Capital Trust I                       100              Delaware
Northway Capital Trust II                      100              Delaware